Exhibit 10.4

AMENDING TRUST AGREEMENT

THIS AGREEMENT dated for reference the 1st day of January, 2006.

BETWEEN:

Knightsbridge RESOURCES, INC., a company duly incorporated under the laws of the State of Nevada and having a registered office at 50 West Liberty Street, Suite 880, Reno Nevada.

("Knightsbridge")

AND:

RON SCHMITZ, businessman, having an office at 609 Granville Street, Suite 1260, Vancouver, British Columbia V7Y 1G5

("Trustee")

WHEREAS:

  Knightsbridge and Trustee entered into a trust agreement dated for reference November 15, 2002 ("Trust Agreement");
  The Trust Agreement was to expire January 1, 2006; and
  The parties have agreed to extend the expiry date of the Trust Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

  Subsection 2(1) of the Trust Agreement is replaced with the following:

  "2.1 This Agreement will terminate on:

  (a) January 01, 2008, unless on or before that date; or
  (b) on the date that Knightsbridge terminates in writing this agreement; or
  (c) the date on which Knightsbridge incorporates a British Columbia subsidiary to hold Knightsbridge's interest in the Claims and transfers such interest to the subsidiary."

  All other terms of the Trust Agreement will remain the same.

  The Trust Agreement remains in full force and effect except as expressly amended by this Amending Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

KNIGHTSBRIDGE RESOURCES, INC.

/S/ Ron Schmitz
Per: Ron Schmitz

Director and Officer

TRUSTEE:

/s/ Ron Schmitz
Ron Schmitz, as Trustee